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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                         TRUEVISION INTERNATIONAL, INC.

                                    ARTICLE I

                                     OFFICES

      The principal office of the corporation shall initially be located at 1720 Louisiana Boulevard, Suite 102, Albuquerque, New Mexico 87110. The corporation may have such other offices, either within or outside the State of Delaware, as the board of directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office, if in the State of Delaware, and the address of the registered office may be changed from time to time in accordance with the Delaware General Corporation Law.

                                   ARTICLE II

                                  STOCKHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such time and date as the board of directors shall designate from time to time by resolution duly adopted. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

         Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by a majority of the board of directors, and shall be called by the secretary at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

         Section 3. PLACE OF MEETING. The board of directors may designate any place, either within or outside of Delaware, as the place for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or outside of Delaware, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Delaware.

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         Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof, at corporate expense.

         Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may f ix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders shall be deemed to have been made as provided in this section, such determination has been made through the closing of the stock transfer books and the stated period of closing expired.

         Section 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or outside Delaware, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

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         Section 7. QUORUM. At least one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number, or voting by classes, is required by law, or the articles of incorporation.

         Section 8. PROXIES. At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Delaware General Corporation Law. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

         Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Treasury shares shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, personal representative, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at a meeting of the stockholders ' or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The consent shall have the same force and effect as a vote of the stockholders, and may be stated as such in any articles or document filed with the Secretary of State of Delaware under the Delaware General Corporation Law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Delaware General Corporation Law or the articles of incorporation.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. The board of directors shall consist of at least three members as shall be designated by the board of directors from time to time and, in the absence of such designation, the board of directors shall consist of three members; provided, however, that in the event the outstanding shares of the corporation are held of record by fewer than three stockholders, there shall be only as many directors as there are stockholders absent a designation by the board of directors to the contrary. Directors shall be elected in three separate or staggered classes, with each class having a different term than the other two classes. The first class of directors shall have a term expiring at the annual meeting next ensuing after their election; the second class of directors shall have a term expiring two years after their election; and the third class shall have a term expiring three years after their election.. Each director shall hold office until his successor shall have been elected and qualified. Directors need not be residents of Delaware or stockholders of the corporation. Directors may be removed in the manner provided by the Delaware General Corporation Law. Directors shall be natural persons of the age of 21 years or older.

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

         Section 3. REMOVALS AND RESIGNATIONS. Except as may otherwise be provided by statute, the stockholders may, at any special meeting called for the purpose, by a vote of the holders of the majority of the shares then entitled to vote at an election of directors, remove any or all directors from office, with or without cause.

         A director may resign at any time by giving written notice to the board of directors, the president or secretary of the corporation. The resignation shall take effect immediately upon the receipt of the notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

         Section 4. VACANCIES. Any vacancy occurring in the office of a director, whether by reason of an increase in the number of directorships or otherwise, may be filled by a majority of the directors then in office, though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, unless sooner displaced.

         When one or more directors resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each director so chosen shall hold office as herein provided in the filling of other vacancies.

         Section 5. ANNUAL MEETINGS. The board of directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of organization, election of officers, and consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the board of directors for such meeting shall be necessary.

         Section 6. REGULAR MEETINGS. The board of directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Delaware. The board need not give notice of regular meetings provided that the board promptly gives notice of any change in the time or place of such meetings to each director not present at the meeting at which such change was made.

         Section 7. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of director's called by them.

         Section 8. NOTICE. Notice of any special meeting shall be given at least five days prior thereto by written notice delivered personally or mailed to each director at his business address, or by notice given at least two days prior thereto by telegraph. If mailed, such notice shall be deemed to be delivered

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

when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         Section 9. QUORUM. A majority of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 10. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

         Section 11. COMPENSATION. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; and, a fixed sum of $1,000 per meeting for attendance at each meeting.. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 12. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 13. EXECUTIVE COMMITTEE. By resolution adopted by a majority of the board of directors, the board may designate one or more committees, including an executive committee, a compensation committee and an audit committee, each consisting of one or more directors. The board of directors may designate one or more directors as alternate members of such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require the same. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. If there be more than two members on such committee, a majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the board. If there be only two members, unanimity of action shall be required. Committee action may be by way of a written consent signed by all committee

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members. The board shall have the power at any time to fill vacancies on committees, to discharge or abolish any such committee, and to change the size of any such committee.

         Except as otherwise prescribed by the board of directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

         Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the board of directors. Failure to submit such record, or failure of the board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the corporation prior to the time the record of such action was, or should have been, submitted to the board of directors as herein provided.

         Section 14. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors entitled to vote with respect to the subject matter thereof. The consent shall have the same force and effect as a unanimous vote of the directors, and may be stated as such in any articles or document filed with the Secretary of State of Delaware under the Delaware General Corporation Law.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

Section 1. GENERAL. The officers of the corporation shall be a president, one or more vice presidents, if deemed appropriate and necessary by the board of directors, a secretary and treasurer. The board of directors may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. One person may hold more than one office, except no person may simultaneously hold the offices of president and secretary. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.

         Section 2. ELECTION AND TERM OF OFFICE. The board of directors which serves as such prior to the first annual meeting of the stockholders shall elect the officers of the corporation. The officers of the corporation shall thereafter be elected by the board of directors annually at each annual meeting of the board of directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

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         Section 3. REMOVAL. Any officer or agent may be removed by the board of directors or by the executive committee whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         Section 4. VACANCIES. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

         Section 5. PRESIDENT. The president shall, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and shall have general supervision of its officers, agents and employees; he shall perform all the duties commonly incident to his office and shall perform such other duties as the board of directors shall designate. He shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. He may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers -Incident to the ownership of the stock, subject however to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.

         Section 6. VICE PRESIDENTS. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or, (if there be no such designation) designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

         Section 7. THE SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, executive committee and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at its registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant

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secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         Section 8. TREASURER. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

                                    ARTICLE V

                                      STOCK

         Section 1. CERTIFICATES. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the company's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

         Section 2. CONSIDERATION FOR SHARES. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. The consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

         Section 3. LOST CERTIFICATE. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu

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thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

         Section 4. TRANSFER OF SHARES. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

         The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Delaware.

                                   ARTICLE VI

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 1. THIRD PARTY ACTIONS. Subject to the provisions of this
Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, stilt or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the tight of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the provisions of this Article VI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of

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the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this Article VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover "short-swing" profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Section 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
6.1 and 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 4. DETERMINATION OF CONDUCT. Any indemnification under Sections
6.1 and 6.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2. Such determination shall be made (i) by the Board of Directors or the Executive Committee by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 6.1 and 6.2 by petitioning a court of competent jurisdiction.

         Section 5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification pursuant to Section 6.1 or 6 2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

         Section 6. INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of

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expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

         Section 8. THE CORPORATION. For purposes of this Article VI, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director, officer, employ or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VI (including, without limitation, the provisions of Section 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 9. EMPLOYEE BENEFIT PLANS. For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to 'serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation" as referred to in this Article VI.

         Section 10. INDEMNITY FUND. Upon resolution pawed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including without limitation, a letter of credit), to ensure the payment of certain of its obligations arising under this Article VI and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

         Section 11 INDEMNIFICATION OF OTHER PERSONS. The provisions of this
Article VI shall not be deemed to preclude the indemnification of any person who is not a director or officer of the corporation or is not serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but whom

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the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

         Section 12 SAVINGS CLAUSE. If this Article VI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnity each person entitled to indemnification hereunder against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated, or by any other applicable law.

         Section 13. CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VT shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 1. TRANSACTIONS INVOLVING DIRECTORS OR OFFICERS. No contract or other transaction between the corporation and any person, firm, partnership, business or other corporation and no other act of the corporation shall in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are pecuniarily or are interested in, or are directors or officers of, such other corporation, firm, person, partnership, or business. Any officer or director of the corporation individually or any firm or association of which any officer or director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the board of directors at which action upon any such contract or transaction shall be taken. Any director or officer of the corporation who is also a director of officer of such other corporation or is so interested may be counted in determining the existence of a quorum at any meeting if the board of directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

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         Section 2. SEAL. The seal of this corporation shall consist of a flat-faced circular die with such words and figures cut or engraved thereon as the board of directors may from time to time determine.

         Section 3. AMENDMENTS. The bylaws of the corporation regardless of whether made by the stockholders or by the board of directors, may be amended, added to, or repealed by vote of a majority of the then existing directors at a regular or special directors' meeting or by vote of the holders of not less than a majority of the issued and outstanding capital stock of this corporation, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived.

         Section 4. WAIVER OF NOTICE. Whenever any notice whatever is required to be given by these bylaws, or the articles of incorporation of this corporation, or any of the corporation laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII

                  UNIFORMITY OF INTERPRETATION AND SEVERABILITY

         The bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the State of Delaware or of any other state in which conformity may become necessary by reason of the qualification of the corporation to do business in such foreign state, and where conflict between these bylaws and the Articles of Incorporation or the statutes of the State of Delaware has arisen or shall arise, these bylaws shall be considered to be modified to the extent, but only to the extent,, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of the bylaws without the invalid provisions or the application thereof, and the provisions of these bylaws are declared to be severable.

Adopted this 26th day of November, 1999.




----------------------------------
Frank J. Seifert, Secretary


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